UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 18, 2018

Date of Report (Date of earliest event reported)

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37869	81-3693660
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

(Address of principal executive offices)

(312) 601-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 18, 2018, the Board of Directors (the “Board”) of Cars.com Inc. (the “Company”), on recommendation of the Nominating and Corporate Governance Committee, approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide that, solely with respect to the 2019 annual meeting of stockholders, the deadline for the submission of stockholder nominations will not be less than 30 days after the date of the Target Announcement (as defined below).   The Company adopted this amendment in order to fulfill its obligations under an agreement, dated March 22, 2018 (the “Settlement Agreement”), it had entered into with Starboard Value LP and certain of its affiliates named therein, pursuant to which the Company is required to announce targeted ranges for revenue and adjusted EBITDA margins for fiscal years 2019, 2020 and 2021 on or prior to February 28, 2019 (the “Target Announcement”) and ensure that the deadline for the submission of stockholder nominations for the Corporation’s 2019 annual meeting of stockholders is at least thirty days after the Target Announcement.

The Bylaws, as amended and restated as set forth above, are filed herewith as Exhibit 3.2.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Exhibit
3.2	Amended and Restated Bylaws of Cars.com Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date: October 22, 2018	By:	/s/ James F. Rogers
James F. Rogers Chief Legal Officer